Exhibit 3.4

                           Linklaters & Paines
                      885 Third Avenue, Suite 2600
                           New York, NY 10022

                              July 7, 1997



Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Dear Sirs:

     Van Kampen American Capital Equity Opportunity Trust, Series 66
         Strategic Fifteen Trust, July 1997 Series (the "Trust")

     1. We have acted as special United Kingdom ("UK") taxation advisers in connection with the issue of units ("Units") in the above Trust on the basis of directions given to us by Chapman and Cutler, counsel to yourselves.

     2. This opinion is limited to UK taxation law as applied in practice on the date hereof by the Inland Revenue and is given on the basis that it will be governed by and construed in accordance with English law as enacted.

     3. For the purpose of this opinion, the only documentation which we have examined is the prospectus for the Van Kampen American Capital Equity Opportunity Trust, Series 62 dated June 9, 1997 (the "Prospectus"). We have been advised by Chapman and Cutler that there will be no material differences between the Prospectus and the preliminary prospectus to be issued for the Van Kampen American Capital Equity Opportunity Trust, Series 66 consisting of the Strategic Five Trust United States Portfolio, July 1997 Series; the Strategic Ten Trust United States Portfolio, July 1997 Series; the Trust and the Strategic Thirty Trust, July 1997 Series (together, the "Funds") to be dated July 7, 1997.

     4.   We have assumed for the purposes of this opinion that:-

         4.1 a holder of Units ("Unitholder") is, under the terms of the Trust Agreement governing the Trust, entitled to have paid to him (subject to a deduction for annual expenses, including total applicable custodial fees and certain other costs associated with foreign trading and annual Trustee's, Sponsor's, portfolio supervisory, evaluation and administrative fees and expenses) his pro rata share of all the income which arises to the Trust from the investments in the Trust, and that, under the governing law of the Trust Agreement, this is a right as against the assets of the Trust rather than a right enforceable in damages only against the Trustee;

         4.2 subject as discussed in paragraph 11 below, for taxation purposes the Trustee is not a UK resident; is a US resident; and the general administration of the Trust will be carried out only in the US;

         4.3 no Units are registered in a register kept in the UK by or on behalf of the Trustee;

         4.4 the Trust is not treated as a corporation for US tax purposes;

         4.5 the structure, including the investment strategy of the Trust, will be substantially the same as that set out in the Prospectus; and

         4.6 each Unitholder is neither resident nor ordinarily resident in the UK, nor is any such Unitholder carrying on a trade in the UK through a branch or agent.

     5. We understand that the portfolio of the Trust will consist of the common stock of the five companies with the second through sixth lowest per share stock prices of the ten companies in each of the Dow Jones Industrial Average, the Financial Times Industrial Ordinary Share Index and the Hang Seng Index having the highest dividend yield at the close of business three days prior to the Initial Date of Deposit of the Fund; and that the Trust will hold such common stocks for a period of approximately thirteen months, after which time the Trust will terminate and the stocks will be sold. We address UK tax issues in relation only to the common stocks of companies in the Financial Times Industrial Ordinary Share Index comprised in the portfolio of the Trust (the "UK Equities").

     6. Where a dividend which carries a tax credit to which an individual resident in the UK would be entitled under UK law, as distinct from a foreign income dividend (in relation to which see 7 below) or a "special dividend" (in relation to which see 8 below), is paid by a UK resident company to a qualifying US resident which (either alone or together with one or more associated corporations) controls directly or indirectly less than 10 per cent. of the voting stock of that UK company, the qualifying US resident is entitled, on making a claim to the UK Inland Revenue, to a payment of a tax credit currently equal to a quarter of the dividend less a withholding of 15 per cent. of the aggregate amount of the tax credit and the dividend. Thus, on payment by a UK company of a dividend of 80 pounds, a tax credit of 20 pounds arises and so a qualifying US resident will be entitled on making such a claim to a payment from the UK Inland Revenue of 5 pounds (being 20 pounds less 15 per cent. of (20 pounds + 80 pounds)).

     A person will be a qualifying US resident for these purposes if:-

        6.1. that person is a resident of the US for the purposes of the double tax treaty between the US and the UK (the "Treaty").

     The Trustee (in its capacity as recipient of the dividend on behalf of the Trust) will be a resident of the US for these purposes if it is resident in the US for the purposes of US tax. However, it will only be a resident of the US for Treaty purposes to the extent that the income derived by the Trust is subject to US tax as the income of a US resident, either in the hands of the Trust itself or in the hands of its beneficiaries.

     We have assumed that the Trust will not be subject to US tax on its income and that such income will be treated as income of the beneficiaries of the Trust for US purposes. Accordingly, the Trust would be a US resident for the purposes of the Treaty only to the extent that the beneficiaries would be taxable in the US on such income or treated as so taxable by agreement between the relevant authorities. The provisions of the Treaty have been extended to grant resident status to tax exempt charitable trusts and pension funds. We understand that this is confirmed on the US Treasury side by its "Technical Explanation" of the Treaty issued on March 9, 1977;

         6.2   the dividend is paid to that person.

     We believe that the payment of a dividend to the Trustee and onward payment by the Trustee to a Unitholder should qualify as the payment of the dividend to the Unitholder for these purposes. The position is however not completely free from doubt, but this appears to be present Inland Revenue practice;

         6.3 the beneficial owner of the dividend is a resident of the US for the purposes of the Treaty.

     The Trust will not be the beneficial owner of any dividend for these purposes. Whether a Unitholder is beneficial owner will depend upon the circumstances of his ownership of the Units;

         6.4 that person satisfies the other requirements of the Treaty including the following:-

            6.4.1 the dividend is not received in connection with a UK permanent establishment or fixed base of that person;

            6.4.2 subject to certain exemptions, that person is not a US corporation (a) 25 per cent. or more of whose capital is owned directly or indirectly by persons who are not individual residents or nationals of the US; and (b) which either (i) suffers US tax on the dividend at a rate substantially less than that which is generally imposed on corporate profits or
          (ii) is an 80:20 corporation for the purposes of the US Internal Revenue Code of 1954, section 861;

         6.5 that person is not a corporation resident in both the US and the UK; and

         6.6 that person is not exempt from US tax in a case where (a) that person's interest in the UK company is not acquired for bona fide commercial reasons and (b) if the recipient of the dividend were a resident of the UK and exempt from UK tax, the UK exemption would be limited or removed.

Therefore, although the position is not free from doubt, a Unitholder, where the requirements set out above are satisfied, should, on making an appropriate claim, be entitled to repayment of part of the UK tax credit. However, since the UK Inland Revenue normally require claims to be made by the beneficial owner of a dividend, the Trustee will not, in the absence of arrangements with the UK Inland Revenue and the Unitholders, be able to claim any such repayment.

Moreover, in order to make a claim for repayment, the Unitholder will need to produce evidence of the payment of the dividend and of his interest in it. Normally this is achieved by submitting to the UK Inland Revenue tax vouchers which derive directly from the UK company paying a dividend, or which are prepared by the Trustee and evidence to the satisfaction of the Inland Revenue the entitlement of the Unitholder to that dividend. Where the Trustee provides neither of these, it will in practice be difficult for the Unitholder to establish his beneficial interest in any dividend payment and accordingly his entitlement to any tax credit.

     7. A UK resident company may elect to treat a cash dividend paid by it as a "foreign income dividend" ("FID"). If a company makes an effective election to pay a FID in respect of UK Equities which are held in the Trust, there will be no entitlement to a refundable tax credit in respect of that FID, notwithstanding 6 above.

     8. Section 69 of, and Schedule 7 to, the Finance Act 1997 provide that, if, on or after October 8, 1996, a company pays a dividend where there are arrangements by virtue of which the amount, timing or form of the dividend is referable to a transaction in shares or securities (a "special dividend"), that special dividend will be treated in the same way as FID. Accordingly, if a company pays a special dividend in respect of UK Equities which are held in the Trust, there will be no entitlement to a refundable tax credit in respect of that special dividend, notwithstanding 6 above.

     9. The Trust may be held to be trading in stock rather than holding stock for investment purposes by virtue, inter alia, of the length of the time for which the stock is held. If the stock is purchased and sold through a UK resident agent, then, if the Trust is held to be trading in such stock, profits made on the disposal of such stock may, subject to 10 below, be liable to United Kingdom tax on income.

    10. Under current law, the Trust's liability to tax on such trading profits will be limited to the amount of tax (if any) withheld from the Trust's income provided such profits derive from transactions carried out on behalf of the Trust by a UK agent where the following conditions are satisfied:

        10.1 the transactions from which the profits are derived are investment transactions;

        10.2 the agent carries on a business of providing investment management services;

        10.3 the transactions are carried out by the agent on behalf of the Trust in the ordinary course of that business;

        10.4 the remuneration received by the agent is at a rate which is no less than that which is customary for the type of business concerned;

        10.5   the agent acts for the Trust in an independent capacity.

     The agent will act in an independent capacity if the relationship between the agent and the Trust, taking account of its legal, financial and commercial characteristics, is one which would exist between independent persons dealing at arm's length. This will be regarded as the case by the UK Inland Revenue if, for example, the provision of services by the agent to the Trust (and any connected person) does not form a substantial part of the agent's business (namely where it does not exceed 70 per cent. of the agent's business, by reference to fees or some other measure if appropriate).

     In addition, this condition will be regarded as satisfied by the UK Inland Revenue if interests in the Trust, a collective fund, are freely marketed;

        10.6 the agent (and persons connected with the agent) do not have a beneficial interest in more than 20 per cent. of the Trust's income derived from the investment transactions (excluding reasonable management fees paid to the agent); and

        10.7 the agent acts in no other capacity in the UK for the Trust.

Further where stock is purchased and sold through a UK broker in the ordinary course of a brokerage business carried on in the UK by that broker, the remuneration which the broker receives for the transactions is at a rate which is no less than that which is customary for that class of business and the broker acts in no other capacity for the Trust in the UK, profits arising from transactions carried out through that broker will not be liable to UK tax.

Accordingly, unless a Unitholder, being neither resident nor ordinarily resident in the UK, has a presence in the UK (other than through an agent or a broker acting in the manner described above) in connection with which the Units are held, the Unitholder will not be charged to UK tax on such profits.

    11. We understand that the Trustee has a branch in the UK and a wholly-owned UK resident subsidiary. Where the Trustee has a presence in the UK then it is technically possible that income or gains of the Trust could be assessed upon the Trustee, whether arising from securities (which includes stock) or from dealings in those securities. However, we consider that any such risk should be remote provided that:-

        11.1 any income derived by the Trustee will be derived by it (see 6.1 above) as a resident of the US for the purposes of the Treaty; and

        11.2 neither the UK branch nor the UK resident subsidiary of the Trustee will have any involvement with establishing or managing the Trust or its assets, nor will they derive income or gains from the Trust or its assets.

     12. Where the Trustee makes capital gains on the disposal of shares in the UK companies in which the Trust invests, a Unitholder will not be liable to UK capital gains tax on those gains.

     13. UK stamp duty will generally be payable at the rate of 50p per 100 pounds of the consideration (or any part thereof) in respect of a transfer of the shares in a UK incorporated company or in respect of a transfer to be effected on a UK share register. UK stamp duty reserve tax will generally be payable on the entering into of an unconditional agreement to transfer such shares, or on a conditional agreement to transfer such shares becoming unconditional, at the rate of 0.5 per cent. of the consideration to be provided. The tax will generally be paid by the purchaser of such shares.

No UK stamp duty or stamp duty reserve tax should be payable on an agreement to transfer nor a transfer of Units, provided that such transfer is neither executed in nor brought into the UK.

     14. In our opinion the taxation paragraphs contained on pages 52 to 53 of the Prospectus under the heading "United Kingdom Taxation", as governed by the general words appearing immediately under the heading "United Kingdom Taxation - Tax consequences of Ownership of Shares" which relate to the Trust and which are to be contained in the final prospectus to be issued for the Funds as amended as set out in the Schedule attached to this letter, represent a fair summary of the material UK taxation consequences for a US resident Unitholder.

     15. This opinion is addressed to you on the understanding that you (and only you) may rely upon it in connection with the issue and sale of the Units (and for no other purpose). This opinion may not be quoted or referred to in any public document or filed with any governmental agency or other person without our written consent. We consent however to the reference which is to be made in the prospectus to be issued for the Funds to our opinion as to the UK tax consequences to US persons holding Units in the Trust.

Yours faithfully,


Linklaters & Paines

                                                            Exhibit 3.4

                           Linklaters & Paines
                      885 Third Avenue, Suite 2600
                           New York, NY 10022



                              July 7, 1997



Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Dear Sirs:

     Van Kampen American Capital Equity Opportunity Trust, Series 66
         Strategic Thirty Trust, July 1997 Series (the "Trust")

     1. We have acted as special United Kingdom ("UK") taxation advisers in connection with the issue of units ("Units") in the above Trust on the basis of directions given to us by Chapman and Cutler, counsel to yourselves.

     2. This opinion is limited to UK taxation law as applied in practice on the date hereof by the Inland Revenue and is given on the basis that it will be governed by and construed in accordance with English law as enacted.

     3. For the purpose of this opinion, the only documentation which we have examined is the prospectus for the Van Kampen American Capital Equity Opportunity Trust, Series 62 dated June 9, 1997 (the "Prospectus"). We have been advised by Chapman and Cutler that there will be no material differences between the Prospectus and the preliminary prospectus to be issued for Van Kampen American Capital Equity Opportunity Trust, Series 66 consisting of the Strategic Five Trust United States Portfolio, July 1997 Series; the Strategic Ten Trust United States Portfolio, July 1997 Series; the Strategic Fifteen Trust, July 1997 Series and the Trust (together, the "Funds") to be dated July 7, 1997.

     4.   We have assumed for the purposes of this opinion that:-

         4.1 a holder of Units ("Unitholder") is, under the terms of the Trust Agreement governing the Trust, entitled to have paid to him (subject to a deduction for annual expenses, including total applicable custodial fees and certain other costs associated with foreign trading and annual Trustee's, Sponsor's, portfolio supervisory, evaluation and administrative fees and expenses) his pro rata share of all the income which arises to the Trust from the investments in the Trust, and that, under the governing law of the Trust Agreement, this is a right as against the assets of the Trust rather than a right enforceable in damages only against the Trustee;

         4.2 subject as discussed in paragraph 11 below, for taxation purposes the Trustee is not a UK resident; is a US resident; and the general administration of the Trust will be carried out only in the US;

         4.3 no Units are registered in a register kept in the UK by or on behalf of the Trustee;

         4.4 the Trust is not treated as a corporation for US tax purposes;

         4.5 the structure, including the investment strategy of the Trust, will be substantially the same as that set out in the Prospectus; and

         4.6 each Unitholder is neither resident nor ordinarily resident in the UK, nor is any such Unitholder carrying on a trade in the UK through a branch or agent.

     5. We understand that the portfolio of the Trust will consist of the common stock of the ten companies in each of the Dow Jones Industrial Average, the Financial Times Industrial Ordinary Share Index and the Hang Seng Index having the highest dividend yield at the close of business three days prior to the Initial Date of Deposit of the Fund; and that the Trust will hold such common stocks for a period of approximately thirteen months, after which time the Trust will terminate and the stocks will be sold. We address UK tax issues in relation only to the common stocks of companies in the Financial Times Industrial Ordinary Share Index comprised in the portfolio of the Trust (the "UK Equities").

     6. Where a dividend which carries a tax credit to which an individual resident in the UK would be entitled under UK law, as distinct from a foreign income dividend (in relation to which see 7 below) or a "special dividend" (in relation to which see 8 below), is paid by a UK resident company to a qualifying US resident which (either alone or together with one or more associated corporations) controls directly or indirectly less than 10 per cent. of the voting stock of that UK company, the qualifying US resident is entitled, on making a claim to the UK Inland Revenue, to a payment of a tax credit currently equal to a quarter of the dividend less a withholding tax of 15 per cent. of the aggregate amount of the tax credit and the dividend. Thus, on payment by a UK company of a dividend of 80 pounds, a tax credit of 20 pounds arises and so a qualifying US resident will be entitled on making such a claim to a payment from the UK Inland Revenue of 5 pounds (being 20 pounds less 15 per cent. of (20 pounds + 80 pounds)).

     A person will be a qualifying US resident for these purposes if:-

         6.1 that person is a resident of the US for the purposes of the double tax treaty between the US and the UK (the "Treaty").

     The Trustee (in its capacity as recipient of the dividend on behalf of the Trust) will be a resident of the US for these purposes if it is resident in the US for the purposes of US tax. However, it will only be a resident of the US for Treaty purposes to the extent that the income derived by the Trust is subject to US tax as the income of a US resident, either in the hands of the Trust itself or in the hands of its beneficiaries.

     We have assumed that the Trust will not be subject to US tax on its income and that such income will be treated as income of the beneficiaries of the Trust for US purposes. Accordingly, the Trust would be a US resident for the purposes of the Treaty only to the extent that the beneficiaries would be taxable in the US on such income or treated as so taxable by agreement between the relevant authorities. The provisions of the Treaty have been extended to grant resident status to tax exempt charitable trusts and pension funds. We understand that this is confirmed on the US Treasury side by its "Technical Explanation" of the Treaty issued on March 9, 1977;

         6.2   the dividend is paid to that person.

     We believe that the payment of a dividend to the Trustee and onward payment by the Trustee to a Unitholder should qualify as the payment of the dividend to the Unitholder for these purposes. The position is however not completely free from doubt, but this appears to be present Inland Revenue practice;

         6.3   the  beneficial owner of the dividend is a resident of the
     US for the   purposes of the Treaty.

     The Trust will not be the beneficial owner of any dividend for these purposes. Whether a Unitholder is beneficial owner will depend upon the circumstances of his ownership of the Units;

         6.4 that person satisfies the other requirements of the Treaty including the following:-

            6.4.1 the dividend is not received in connection with a UK permanent establishment or fixed base of that person;

            6.4.2 subject to certain exemptions, that person is not a US corporation (a) 25 per cent. or more of whose capital is owned directly or indirectly by persons who are not individual residents or nationals of the US; and (b) which either (i) suffers US tax on the dividend at a rate substantially less than that which is generally imposed on corporate profits or
          (ii) is an 80:20 corporation for the purposes of the US Internal Revenue Code of 1954, section 861;

         6.5 that person is not a corporation resident in both the US and the UK; and

         6.6 that person is not exempt from US tax in a case where (a) that person's interest in the UK company is not acquired for bona fide commercial reasons and (b) if the recipient of the dividend were a resident of the UK and exempt from UK tax, the UK exemption would be limited or removed.

     Therefore, although the position is not free from doubt, a Unitholder, where the requirements set out above are satisfied, should, on making an appropriate claim, be entitled to repayment of part of the UK tax credit. However, since the UK Inland Revenue normally require claims to be made by the beneficial owner of a dividend, the Trustee will not, in the absence of arrangements with the UK Inland Revenue and the Unitholders, be able to claim any such repayment.

     Moreover, in order to make a claim for repayment, the Unitholder will need to produce evidence of the payment of the dividend and of his interest in it. Normally this is achieved by submitting to the UK Inland Revenue tax vouchers which derive directly from the UK company paying a dividend, or which are prepared by the Trustee and evidence to the satisfaction of the Inland Revenue the entitlement of the Unitholder to that dividend. Where the Trustee provides neither of these, it will in practice be difficult for the Unitholder to establish his beneficial interest in any dividend payment and accordingly his entitlement to any tax credit.

     7. A UK resident company may elect to treat a cash dividend paid by it as a "foreign income dividend" ("FID"). If a company makes an effective election to pay a FID in respect of UK Equities which are held in the Trust, there will be no entitlement to a refundable tax credit in respect of that FID, notwithstanding 6 above.

     8. Section 69 of, and Schedule 7 of, the Finance Act 1997 provide that, if, on or after October 8, 1996, a company pays a dividend where there are arrangements by virtue of which the amount, timing or form of the dividend is referable to a transaction in shares or securities (a "special dividend"), that special dividend will be treated in the same way as FID. Accordingly, if a company pays a special dividend in respect of UK Equities which are held in the Trust, there will be no entitlement to a refundable tax credit in respect of that special dividend, notwithstanding 6 above.

     9. The Trust may be held to be trading in stock rather than holding stock for investment purposes by virtue, inter alia, of the length of the time for which the stock is held. If the stock is purchased and sold through a UK resident agent, then, if the Trust is held to be trading in such stock, profits made on the disposal of such stock may, subject to 10 below, be liable to United Kingdom tax on income.

    10. Under current law, the Trust's liability to tax on such trading profits will be limited to the amount of tax (if any) withheld from the Trust's income provided such profits derive from transactions carried out on behalf of the Trust by a UK agent where the following conditions are satisfied:

          10.1 the transactions from which the profits are derived are investment transactions;

          10.2 the agent carries on a business of providing investment management services;

          10.3 the transactions are carried out by the agent on behalf of the Trust in the ordinary course of that business;

          10.4 the remuneration received by the agent is at a rate which is no less than that which is customary for the type of business concerned;

          10.5 the agent acts for the Trust in an independent capacity.

     The agent will act in an independent capacity if the relationship between the agent and the Trust, taking account of its legal, financial and commercial characteristics, is one which would exist between independent persons dealing at arm's length. This will be regarded as the case by the UK Inland Revenue if, for example, the provision of services by the agent to the Trust (and any connected person) does not form a substantial part of the agent's business (namely where it does not exceed 70 per cent. of the agent's business, by reference to fees or some other measure if appropriate).

     In addition, this condition will be regarded as satisfied by the UK Inland Revenue if interests in the Trust, a collective fund, are freely marketed;

          10.6 the agent (and persons connected with the agent) do not have a beneficial interest in more than 20 per cent. of the Trust's income derived from the investment transactions (excluding reasonable management fees paid to the agent); and

          10.7 the agent acts in no other capacity in the UK for the Trust.

     Further where stock is purchased and sold through a UK broker in the ordinary course of a brokerage business carried on in the UK by that broker, the remuneration which the broker receives for the transactions is at a rate which is no less than that which is customary for that class of business and the broker acts in no other capacity for the Trust in the UK, profits arising from transactions carried out through that broker will not be liable to UK tax.

     Accordingly, unless a Unitholder, being neither resident nor ordinarily resident in the UK, has a presence in the UK (other than through an agent or a broker acting in the manner described above) in connection with which the Units are held, the Unitholder will not be charged to UK tax on such profits.

    11. We understand that the Trustee has a branch in the UK and a wholly-owned UK resident subsidiary. Where the Trustee has a presence in the UK then it is technically possible that income or gains of the Trust could be assessed upon the Trustee, whether arising from securities (which includes stock) or from dealings in those securities. However, we consider that any such risk should be remote provided that:-

          11.1 any income derived by the Trustee will be derived by it (see 6.1 above) as a resident of the US for the purposes of the Treaty; and

          11.2 neither the UK branch nor the UK resident subsidiary of the Trustee will have any involvement with establishing or managing the Trust or its assets, nor will they derive income or gains from the Trust or its assets.

     12. Where the Trustee makes capital gains on the disposal of shares in the UK companies in which the Trust invests, a Unitholder will not be liable to UK capital gains tax on those gains.

     13. UK stamp duty will generally be payable at the rate of 50p per 100 pounds of the consideration (or any part thereof) in respect of a transfer of the shares in a UK incorporated company or in respect of a transfer to be effected on a UK share register. UK stamp duty reserve tax will generally be payable on the entering into of an unconditional agreement to transfer such shares, or on a conditional agreement to transfer such shares becoming unconditional, at the rate of 0.5 per cent. of the consideration to be provided. The tax will generally be paid by the purchaser of such shares.

No UK stamp duty or stamp duty reserve tax should be payable on an agreement to transfer nor a transfer of Units, provided that such transfer is neither executed in nor brought into the UK.

     14. In our opinion the taxation paragraphs contained on pages 43 to 44 of the Prospectus under the heading "United Kingdom Taxation", as governed by the general words appearing immediately below the heading "United Kingdom Taxation - Tax Consequences of Ownership of Shares," which relate to the Trust and which are to be contained in the final prospectus to be issued for the Funds as amended as set out in the Schedule attached to this letter, represent a fair summary of the material UK taxation consequences for a US resident Unitholder.

     15. This opinion is addressed to you on the understanding that you (and only you) may rely upon it in connection with the issue and sale of the Units (and for no other purpose). This opinion may not be quoted or referred to in any public document or filed with any governmental agency or other person without our written consent. We consent however to the reference which is to be made in the prospectus to be issued for the Funds to our opinion as to the UK tax consequences to US persons holding Units in the Trust.

Yours faithfully,


Linklaters & Paines